EXHIBIT 99.2

Consolidated Report to the Financial Community
Second Quarter 2010

(Released August 3, 2010) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	2nd.Qtr.
		2Q 2009 Basic EPS – GAAP Basis	$1.36
		Special Items – 2009	(0.49)
●	Normalized non-GAAP* earnings, excluding special items, were $0.82 per	2Q 2009 Normalized Earnings – Non-GAAP Basis*	$0.87
	share for the second quarter of 2010, compared with $0.87 per share for the	Distribution Deliveries	0.07
	second quarter of 2009. GAAP earnings for the second quarter of 2010 were	CEI Distribution Rate Increase	0.01
	$0.87 per share, compared with $1.36 per share for the second quarter of	CEI Transition Cost Recovery Margin	(0.11)
	2009.	Commodity Margin	(0.09)
		O&M Expenses	(0.02)
2Q 2010 Results vs. 2Q 2009		General Taxes	0.01
		Investment Income	0.01
●	Electric distribution deliveries increased 1.9 million MWH, or 8%, due to an	Capitalized Interest	0.01
	improvement in the economy and warmer weather. Heating-degree-days	Effective Income Tax Rate	0.05
	were 30% lower than the same period last year, while cooling-degree-days	Other	0.01
	were 94% higher. Residential deliveries increased 547,000 MWH, or 7%,	2Q 2010 Normalized Earnings – Non-GAAP Basis*	$0.82
	while commercial deliveries increased by 436,000 MWH, or 5%. Industrial	Special Items – 2010	0.05
	deliveries increased 963,000 MWH, or 13%, primarily related to increased	2Q 2010 Basic EPS – GAAP Basis	$0.87
	usage by steel and automotive customers and accounted for 50% of the
	total increase in distribution deliveries. Higher distribution delivery revenues
	increased earnings by $0.07 per share.

●	The distribution rate increase implemented in May 2009 for The Cleveland Electric Illuminating Company (CEI) increased earnings by $0.01 per share in the second quarter of 2010.

●
CEI’s transition cost recovery margin reduced earnings by $0.11 per share. Lower transition revenues in the second quarter of 2010 reduced earnings by $0.07 per share and higher transition cost amortization reduced earnings by $0.04 per share.  In accordance with the Ohio Rate Certainty Plan, recovery of transition revenues for CEI will end in December 2010.

●	Commodity margin reduced earnings by $0.09 per share, as the result of several factors.

FirstEnergy Solutions Corp.’s (FES) generation sales increased 2.9 million MWH, or 20%, and increased earnings by $0.21 per share.  FirstEnergy successfully executed its retail strategy by switching customers in Ohio from Provider of Last Resort (POLR) to the direct and governmental aggregation sales channels.    FES retail sales also grew significantly in all other markets it serves, with expansion into multiple new territories, including the Columbus and Dayton Ohio areas, as well as PPL’s service territory in Pennsylvania.

FES Generation Sales - 2Q10 vs. 2Q09
(thousand MWH)	POLR	Direct	Aggregation	Total
MISO	(6,490)	5,398	2,711	1,619
PJM	787	475		1,262
Total Increase/ (Decrease)	(5,703)	5,873	2,711	2,881

FES wholesale electricity sales decreased 468,000 MWH, or 22%, reducing earnings by $0.06 per share.

FES - Wholesale Sales - 2Q10 vs. 2Q09
(thousand MWH)	MISO	PJM	Total
Wholesale Sales Decrease	(366)	(102)	(468)

Generation output for the quarter was nearly 3 million MWH higher than the same period last year, primarily related to increased utilization of the FES load-following fossil units.  Nuclear output was also higher, due to multiple nuclear outages in the second quarter of 2009 vs. one outage this year.

Generation Output - 2Q10 vs. 2Q09
(thousand MWH)	Fossil	Nuclear	Total
Generation Output Increase	2,504	449	2,953

Higher fuel expenses reduced earnings by $0.15 per share, primarily due to the 20% increase in generation output compared to the same period last year as well as an increase in the average cost of nuclear fuel.

Increased purchased power costs reduced earnings by $0.02 per share. Higher power prices in PJM more than offset a reduction in overall power purchases.  The increase in PJM energy purchases resulted from higher POLR and retail load requirements.

FES - Purchased Power - 2Q10 vs. 2Q09
(thousand MWH)	MISO	PJM	Total
Purchased Power Increase / (Decrease)	(999)	468	(531)

Net PJM RPM capacity revenues and expenses reduced earnings by $0.07 per share due to increased capacity rates as of June 1, 2010.  Capacity expenses for FES, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) reduced earnings by $0.13 per share, while capacity revenues increased earnings by $0.06 per share.

Consolidated Report to the Financial Community - 2nd Quarter 2010	2

Commodity Margin EPS Summary

Revenues - 2Q10 vs. 2Q09
EPS	FES Generation Sales			Wholesale	PJM RPM	Total EPS
Variance	POLR	Direct	Aggregation	Sales	Capacity	Variance
Rate	($0.13)	($0.07)		($0.03)	$0.06	($0.17)
Volume	($0.68)	$0.74	$0.35	($0.03)		$0.38
Total	($0.81)	$0.67	$0.35	($0.06)	$0.06	$0.21

Expenses - 2Q10 vs. 2Q09
EPS		Purchased	PJM RPM	Total EPS
Variance	Fuel	Power	Capacity	Variance
Rate		($0.06)	($0.13)	($0.19)
Volume	($0.15)	$0.04		($0.11)
Total	($0.15)	($0.02)	($0.13)	($0.30)

●	Higher O&M expenses reduced earnings by $0.02 per share.

-
Earnings were reduced by $0.12 per share mainly from two factors:  (1) a higher level of earned performance incentives in 2010, compared against a lower achievement rate in the second quarter of 2009; and (2) expenses in the prior year benefited from reduced liabilities associated with employee non-health care benefit program changes.

-
Lower nuclear operating expenses increased earnings by $0.06 per share, mainly due to reduced  nuclear outage costs in the second quarter of 2010 (Davis-Besse) compared to the same period last year (Beaver Valley 1 and Perry).

-
Lower pension and Other Post-Employment Benefits (OPEB) expense in the second quarter of 2010 increased earnings by $0.01 and $0.03 per share, respectively.  In June 2009, FirstEnergy amended its health care benefits plan to reduce future subsidies it will be required to pay.

●	Lower general taxes increased earnings by $0.01 per share, primarily due to settlement of tax issues in Ohio and Pennsylvania.

●	Higher nuclear decommissioning trust income increased earnings by $0.01 per share.

●
Higher capitalized interest related to construction programs increased earnings by $0.01 per share.  Interest expense in the second quarter of 2010 was unchanged compared to the same period last year.  In the second quarter of 2010, FirstEnergy executed multiple fixed-for-floating interest rate swap agreements reducing interest expense by $0.02 per share.

●	A lower effective income tax rate increased earnings by $0.05 per share. The difference reflects favorable resolution in 2010 of formerly uncertain tax positions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	3

●	Several special items were recognized during the second quarter of 2010.

Special Items	EPS
Power contract mark-to-market adjustments	$0.07
Litigation settlement	$0.01
Impairment of securities held in trust for future nuclear decommissioning activities	($0.02)
Merger transaction costs	($0.01)

2010 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2010, excluding special items, has been revised to $3.60 to $3.70 per share from our previous non-GAAP guidance of $3.50 to $3.70 per share.  Year-to-date normalized non-GAAP earnings now stand at $1.63 per share.

* The 2010 GAAP to non-GAAP reconciliation statements can be found on page 16 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 2nd Quarter 2010	4

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2010	2009	Change	2010	2009	Change
	Revenues
(1)	Electric utilities	$2,392	$2,792	$(400)	$4,935	$5,813	$(878)
(2)	Unregulated businesses	1,323	1,348	(25)	2,717	2,583	134
(3)	Intersegment revenues	(587)	(869)	282	(1,225)	(1,791)	566
(4)	Total Revenues	3,128	3,271	(143)	6,427	6,605	(178)

	Expenses
(5)	Fuel	350	276	74	684	588	96
(6)	Purchased power	1,052	1,024	28	2,290	2,167	123
(7)	Other operating expenses	673	612	61	1,374	1,439	(65)
(8)	Provision for depreciation	190	185	5	383	362	21
(9)	Amortization of regulatory assets	161	233	(72)	373	642	(269)
(10)	Deferral of new regulatory assets	-	(45)	45	-	(136)	136
(11)	General taxes	176	184	(8)	381	395	(14)
(12)	Total Expenses	2,602	2,469	133	5,485	5,457	28
(13)	Operating Income	526	802	(276)	942	1,148	(206)

	Other Income (Expense)
(14)	Investment income (loss)	31	27	4	47	16	31
(15)	Interest expense	(207)	(206)	(1)	(420)	(400)	(20)
(16)	Capitalized interest	40	33	7	81	61	20
(17)	Total Other Expense	(136)	(146)	10	(292)	(323)	31

(18)	Income Before Income Taxes	390	656	(266)	650	825	(175)
(19)	Income taxes	134	248	(114)	245	302	(57)
(20)	Net Income	256	408	(152)	405	523	(118)
(21)	Noncontrolling interest loss	(9)	(6)	(3)	(15)	(10)	(5)
(22)	Earnings Available to FirstEnergy Corp.	$265	$414	$(149)	$420	$533	$(113)

(23)	Earnings Per Share of Common Stock
(24)	Basic	$0.87	$1.36	$(0.49)	$1.38	$1.75	$(0.37)
(25)	Diluted	$0.87	$1.36	$(0.49)	$1.37	$1.75	$(0.38)
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	304	304	-	304	304	-
(28)	Diluted	305	305	-	305	306	(1)

Consolidated Report to the Financial Community - 2nd Quarter 2010	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended June 30, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,243	$728	$-	$2,971
(2)	Other	130	50	(23)	157
(3)	Internal revenues	19	539	(558)	-
(4)	Total Revenues	2,392	1,317	(581)	3,128

	Expenses
(5)	Fuel	-	351	(1)	350
(6)	Purchased power	1,291	319	(558)	1,052
(7)	Other operating expenses	352	337	(16)	673
(8)	Provision for depreciation	115	66	9	190
(9)	Amortization of regulatory assets	161	-	-	161
(10)	Deferral of new regulatory assets	-	-	-	-
(11)	General taxes	145	25	6	176
(12)	Total Expenses	2,064	1,098	(560)	2,602
(13)	Operating Income	328	219	(21)	526

	Other Income (Expense)
(14)	Investment income (loss)	27	13	(9)	31
(15)	Interest expense	(124)	(55)	(28)	(207)
(16)	Capitalized interest	1	24	15	40
(17)	Total Other Expense	(96)	(18)	(22)	(136)

(18)	Income Before Income Taxes	232	201	(43)	390
(19)	Income taxes (benefits)	89	76	(31)	134
(20)	Net Income	143	125	(12)	256
(21)	Noncontrolling interest loss	-	-	(9)	(9)
(22)	Earnings Available to FirstEnergy Corp.	$143	$125	$(3)	$265

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended June 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,657	$205	$-	$2,862
(2)	Other	135	299	(25)	409
(3)	Internal revenues	-	839	(839)	-
(4)	Total Revenues	2,792	1,343	(864)	3,271

	Expenses
(5)	Fuel	-	276	-	276
(6)	Purchased power	1,677	186	(839)	1,024
(7)	Other operating expenses	328	315	(31)	612
(8)	Provision for depreciation	110	68	7	185
(9)	Amortization of regulatory assets	233	-	-	233
(10)	Deferral of new regulatory assets	(45)	-	-	(45)
(11)	General taxes	154	25	5	184
(12)	Total Expenses	2,457	870	(858)	2,469
(13)	Operating Income	335	473	(6)	802

	Other Income (Expense)
(14)	Investment income (loss)	35	6	(14)	27
(15)	Interest expense	(114)	(32)	(60)	(206)
(16)	Capitalized interest	1	14	18	33
(17)	Total Other Expense	(78)	(12)	(56)	(146)

(18)	Income Before Income Taxes	257	461	(62)	656
(19)	Income taxes (benefits)	103	185	(40)	248
(20)	Net Income	154	276	(22)	408
(21)	Noncontrolling interest loss	-	-	(6)	(6)
(22)	Earnings Available to FirstEnergy Corp.	$154	$276	$(16)	$414

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended June 30, 2010 vs. Three Months Ended June 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(414)	$523	$-	$109
(2)	Other	(5)	(249)	2	(252)
(3)	Internal revenues	19	(300)	281	-
(4)	Total Revenues	(400)	(26)	283	(143)

	Expenses
(5)	Fuel	-	75	(1)	74
(6)	Purchased power	(386)	133	281	28
(7)	Other operating expenses	24	22	15	61
(8)	Provision for depreciation	5	(2)	2	5
(9)	Amortization of regulatory assets	(72)	-	-	(72)
(10)	Deferral of new regulatory assets	45	-	-	45
(11)	General taxes	(9)	-	1	(8)
(12)	Total Expenses	(393)	228	298	133
(13)	Operating Income	(7)	(254)	(15)	(276)

	Other Income (Expense)
(14)	Investment income (loss)	(8)	7	5	4
(15)	Interest expense	(10)	(23)	32	(1)
(16)	Capitalized interest	-	10	(3)	7
(17)	Total Other Expense	(18)	(6)	34	10

(18)	Income Before Income Taxes	(25)	(260)	19	(266)
(19)	Income taxes (benefits)	(14)	(109)	9	(114)
(20)	Net Income	(11)	(151)	10	(152)
(21)	Noncontrolling interest loss	-	-	(3)	(3)
(22)	Earnings Available to FirstEnergy Corp.	$(11)	$(151)	$13	$(149)

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	8

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Six Months Ended June 30, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$4,641	$1,397	$-	$6,038
(2)	Other	275	97	(50)	322
(3)	Internal revenues*	19	1,213	(1,165)	67
(4)	Total Revenues	4,935	2,707	(1,215)	6,427

	Expenses
(5)	Fuel	-	688	(4)	684
(6)	Purchased power	2,686	769	(1,165)	2,290
(7)	Other operating expenses	732	684	(42)	1,374
(8)	Provision for depreciation	228	132	23	383
(9)	Amortization of regulatory assets	373	-	-	373
(10)	Deferral of new regulatory assets	-	-	-	-
(11)	General taxes	307	60	14	381
(12)	Total Expenses	4,326	2,333	(1,174)	5,485
(13)	Operating Income	609	374	(41)	942

	Other Income (Expense)
(14)	Investment income (loss)	52	14	(19)	47
(15)	Interest expense	(248)	(108)	(64)	(420)
(16)	Capitalized interest	2	44	35	81
(17)	Total Other Expense	(194)	(50)	(48)	(292)

(18)	Income Before Income Taxes	415	324	(89)	650
(19)	Income taxes (benefits)	158	123	(36)	245
(20)	Net Income	257	201	(53)	405
(21)	Noncontrolling interest loss	-	-	(15)	(15)
(22)	Earnings Available to FirstEnergy Corp.	$257	$201	$(38)	$420

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	9

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Six Months Ended June 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$5,518	$485	$-	$6,003
(2)	Other	295	354	(47)	602
(3)	Internal revenues	-	1,732	(1,732)	-
(4)	Total Revenues	5,813	2,571	(1,779)	6,605

	Expenses
(5)	Fuel	-	588	-	588
(6)	Purchased power	3,553	346	(1,732)	2,167
(7)	Other operating expenses	827	670	(58)	1,439
(8)	Provision for depreciation	219	132	11	362
(9)	Amortization of regulatory assets	642	-	-	642
(10)	Deferral of new regulatory assets	(136)	-	-	(136)
(11)	General taxes	324	57	14	395
(12)	Total Expenses	5,429	1,793	(1,765)	5,457
(13)	Operating Income	384	778	(14)	1,148

	Other Income (Expense)
(14)	Investment income (loss)	65	(23)	(26)	16
(15)	Interest expense	(224)	(60)	(116)	(400)
(16)	Capitalized interest	2	24	35	61
(17)	Total Other Expense	(157)	(59)	(107)	(323)

(18)	Income Before Income Taxes	227	719	(121)	825
(19)	Income taxes (benefits)	91	288	(77)	302
(20)	Net Income	136	431	(44)	523
(21)	Noncontrolling interest loss	-	-	(10)	(10)
(22)	Earnings Available to FirstEnergy Corp.	$136	$431	$(34)	$533

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	10

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Six Months Ended June 30, 2010 vs. Six Months Ended June 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(877)	$912	$-	$35
(2)	Other	(20)	(257)	(3)	(280)
(3)	Internal revenues*	19	(519)	567	67
(4)	Total Revenues	(878)	136	564	(178)

	Expenses
(5)	Fuel	-	100	(4)	96
(6)	Purchased power	(867)	423	567	123
(7)	Other operating expenses	(95)	14	16	(65)
(8)	Provision for depreciation	9	-	12	21
(9)	Amortization of regulatory assets	(269)	-	-	(269)
(10)	Deferral of new regulatory assets	136	-	-	136
(11)	General taxes	(17)	3	-	(14)
(12)	Total Expenses	(1,103)	540	591	28
(13)	Operating Income	225	(404)	(27)	(206)

	Other Income (Expense)
(14)	Investment income (loss)	(13)	37	7	31
(15)	Interest expense	(24)	(48)	52	(20)
(16)	Capitalized interest	-	20	-	20
(17)	Total Other Expense	(37)	9	59	31

(18)	Income Before Income Taxes	188	(395)	32	(175)
(19)	Income taxes (benefits)	67	(165)	41	(57)
(20)	Net Income	121	(230)	(9)	(118)
(21)	Noncontrolling interest loss	-	-	(5)	(5)
(22)	Earnings Available to FirstEnergy Corp.	$121	$(230)	$(4)	$(113)

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2010	11

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	June 30, 2010	Dec. 31, 2009
Current Assets:
Cash and cash equivalents	$281	$874
Receivables	1,555	1,397
Other	1,278	1,049
Total Current Assets	3,114	3,320

Property, Plant and Equipment	19,550	19,164
Investments	2,955	3,023
Deferred Charges and Other Assets	8,847	8,797
Total Assets	$34,466	$34,304

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,571	$1,834
Short-term borrowings	1,463	1,181
Accounts payable	848	829
Other	1,163	1,444
Total Current Liabilities	5,045	5,288

Capitalization:
Total equity	8,819	8,557
Long-term debt and other long-term obligations	11,861	11,908
Total Capitalization	20,680	20,465
Noncurrent Liabilities	8,741	8,551
Total Liabilities and Capitalization	$34,466	$34,304

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Debt redemptions	$(298)	$(437)	$(407)	$(881)
New long-term debt issues	$-	$979	$-	$1,679
Short-term borrowings increase	$576	$-	$281	$-
Property additions	$(489)	$(489)	$(997)	$(1,143)

Adjusted Capitalization
	As of June 30		As of December 31
	2010	% Total	2009	% Total
Total equity*	$8,819	36%	$8,557	36%
Long-term debt and other long-term obligations	11,861	48%	11,908	50%
Currently payable long-term debt	1,571	6%	1,834	8%
Short-term borrowings	1,463	6%	1,181	5%
Adjustments:
Sale-leaseback net debt equivalents	1,362	6%	1,391	6%
JCP&L securitization debt and cash	(588)	-2%	(1,189)	-5%
Total	$24,488	100%	$23,682	100%

*Includes $(1,379) million and $(1,415) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 2nd Quarter 2010	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$256	$408	$405	$523
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	351	373	756	868
Deferred purchased power and other costs	(69)	(73)	(146)	(135)
Deferred income taxes and investment tax credits	100	97	159	69
Deferred rents and lease market valuation liability	(45)	(45)	(62)	(59)
Cash collateral received (paid), net	(17)	63	(63)	48
Commodity derivative transactions, net	(62)	2	(29)	18
Interest rate swap transactions	43	-	43	-
Change in working capital and other	(205)	(185)	(205)	(230)
Cash flows provided from operating activities	352	640	858	1,102
Cash flows provided from (used for) financing activities	110	356	(484)	426
Cash flows used for investing activities	(491)	(495)	(967)	(1,173)
Net change in cash and cash equivalents	$(29)	$501	$(593)	$355

Deferrals and Amortization	Three Months Ended June 30			Six Months Ended June 30
	2010	2009	Change	2010	2009	Change
Ohio Rate Certainty Plan Amortization (Deferrals)
Ohio Transition costs	$-	$26	$(26)	$-	$65	$(65)
Shopping incentives & interest	39	(6)	45	81	203	(122)
RCP distribution reliability costs and interest	-	(5)	5	-	(11)	11
RCP fuel & interest	(5)	(5)	-	(10)	(14)	4

Ohio Amended ESP Amortization (Deferrals)
Uncollectible customer accounts	$(3)	-	$(3)	$(5)	$(7)	$2
Economic development costs & interest	12	6	6	9	6	3
Generation cost rider true-up & interest	3	9	(6)	7	9	(2)
CEI fuel & interest	-	(45)	45	-	(141)	141
Distribution reliability costs (RDD/NDD)	21	-	21	70	-	70

Ohio Transmission Amortization (Deferrals)
MISO transmission costs	$(11)	$32	$(43)	$(21)	$86	$(107)

Ohio Other Amortization (Deferrals)
Generation Related Deferrals	$(27)	$3	$(30)	$(50)	$3	$(53)
Distribution Related Deferrals	5	10	(5)	13	18	(5)
All Other	5	2	3	46	1	45

Pennsylvania Amortization (Deferrals)
PJM transmission costs	$11	$44	$(33)	$15	$31	$(16)
NUG costs	8	16	(8)	23	41	(18)
Decommissioning Amortization	1	3	(2)	1	5	(4)
All Other	20	18	2	43	44	(1)

New Jersey Amortization (Deferrals)
NUG costs	$58	$57	$1	$126	$126	$-
Decommissioning Amortization	5	4	1	10	9	1
All Other	19	19	-	15	32	(17)

Total Amortization, net	$161	$188	$(27)	$373	$506	$(133)

Consolidated Report to the Financial Community - 2nd Quarter 2010	13

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
	Three Months Ended June 30			Six Months Ended June 30
Electric Distribution Deliveries	2010	2009	Change	2010	2009	Change

Ohio - Residential	3,770	3,629	3.9%	8,530	8,517	0.2%
- Commercial	3,540	3,433	3.1%	7,086	7,047	0.6%
- Industrial	5,275	4,513	16.9%	10,171	9,037	12.5%
- Other	88	90	-2.2%	174	180	-3.3%
Total Ohio	12,673	11,665	8.6%	25,961	24,781	4.8%
Pennsylvania - Residential	2,590	2,444	6.0%	5,958	5,934	0.4%
- Commercial	2,871	2,653	8.2%	5,637	5,433	3.8%
- Industrial	2,322	2,126	9.2%	4,569	4,279	6.8%
- Other	21	20	5.0%	42	40	5.0%
Total Pennsylvania	7,804	7,243	7.7%	16,206	15,686	3.3%
New Jersey - Residential	2,299	2,039	12.8%	4,621	4,396	5.1%
- Commercial	2,336	2,224	5.0%	4,568	4,493	1.7%
- Industrial	629	624	0.8%	1,251	1,238	1.1%
- Other	22	22	0.0%	44	43	2.3%
Total New Jersey	5,286	4,909	7.7%	10,484	10,170	3.1%
Total Residential	8,659	8,112	6.7%	19,109	18,847	1.4%
Total Commercial	8,747	8,310	5.3%	17,291	16,973	1.9%
Total Industrial	8,226	7,263	13.3%	15,991	14,554	9.9%
Total Other	131	132	-0.8%	260	263	-1.1%
Total Distribution Deliveries	25,763	23,817	8.2%	52,651	50,637	4.0%

Generation Sales - Franchise (kWh in millions)
		Three Months Ended June 30			Six Months Ended June 30
		2010	2009	Change	2010	2009	Change
Ohio
FES	- POLR	3,315	9,805	-66.2%	7,959	19,292	-58.7%
	- Direct	3,906	-	-	7,242	-	-
	- Aggregation	2,711	-	-	5,385	-	-
	Subtotal	9,932	9,805	1.3%	20,586	19,292	6.7%

3rd Party	- POLR	1,395	1,852	-24.7%	3,183	5,477	-41.9%
	- Shopping	1,346	8	-	2,192	12	-
	Subtotal	2,741	1,860	47.4%	5,375	5,489	-2.1%
	Total - OH	12,673	11,665	8.6%	25,961	24,781	4.8%

Pennsylvania
FES	- POLR	3,752	3,517	6.7%	8,113	8,147	-0.4%
	- Direct	483	387	24.8%	961	785	22.4%
	Subtotal	4,235	3,904	8.5%	9,074	8,932	1.6%

3rd Party	- POLR	3,289	3,087	6.5%	6,619	6,252	5.9%
	- Shopping	280	252	11.1%	513	502	2.2%
	Subtotal	3,569	3,339	6.9%	7,132	6,754	5.6%
	Total - PA	7,804	7,243	7.7%	16,206	15,686	3.3%

New Jersey
FES	- Direct	111	42	163.8%	203	56	262.5%
	Subtotal	111	42	163.8%	203	56	262.5%

3rd Party	- POLR	3,445	3,562	-3.3%	6,957	7,742	-10.1%
	- Shopping	1,730	1,305	32.6%	3,324	2,372	40.1%
	Subtotal	5,175	4,867	6.3%	10,281	10,114	1.7%
	Total - NJ	5,286	4,909	7.7%	10,484	10,170	3.1%

Summary
FES - POLR		7,067	13,322	-47.0%	16,072	27,439	-41.4%
FES - Direct		4,500	429	949.0%	8,406	841	899.5%
FES - Aggregation		2,711	-	-	5,385	-	-
	Subtotal	14,278	13,751	3.8%	29,863	28,280	5.6%

3rd Party Suppliers - POLR		8,129	8,501	-4.4%	16,759	19,471	-13.9%
3rd Party Suppliers - Shopping		3,356	1,565	114.5%	6,029	2,886	108.9%
	Subtotal	11,485	10,066	14.1%	22,788	22,357	1.9%
	Total Franchise	25,763	23,817	8.2%	52,651	50,637	4.0%

Consolidated Report to the Financial Community - 2nd Quarter 2010	14

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (kWh in millions)
	Three Months Ended June 30			Six Months Ended June 30
FES Sales	2010	2009	Change	2010	2009	Change
POLR
- OH	3,315	9,805	(6,490)	7,959	19,292	(11,333)
- PA	7,147	3,517	3,630	14,982	8,147	6,835
- PA (ME/PN 3rd Prty Contract)	(2,843)	-	(2,843)	(5,546)	-	(5,546)
Total POLR	7,619	13,322	(5,703)	17,395	27,439	(10,044)

Direct
- OH	4,588	4	4,584	8,376	7	8,369
- PA	1,078	863	215	2,107	1,717	390
- NJ	327	93	234	634	125	509
- MI	427	4	423	688	9	679
- IL	518	133	385	990	247	743
- MD	70	38	32	127	61	66
Total Direct	7,008	1,135	5,873	12,922	2,166	10,756

Aggregation
- OH	2,711	-	2,711	5,385	-	5,385
Total Aggregation	2,711	-	2,711	5,385	-	5,385
Total FES Sales	17,338	14,457	2,881	35,702	29,605	6,097

Wholesale Sales
MISO	1,288	1,654	(366)	1,957	4,984	(3,027)
PJM	379	481	(102)	608	941	(333)
Total Wholesale Sales	1,667	2,135	(468)	2,565	5,925	(3,360)

Purchased Power
MISO	340	1,339	(999)	861	1,407	(546)
PJM	1,950	1,482	468	4,531	3,274	1,257
Total Purchased Power	2,290	2,821	(531)	5,392	4,681	711

Generation Output
Fossil	11,274	8,770	2,504	20,824	19,363	1,461
Nuclear	6,297	5,848	449	14,206	13,356	850
Total Generation Output	17,571	14,618	2,953	35,030	32,719	2,311

Operating Statistics	Three Months Ended June 30			Six Months Ended June 30
	2010	2009		2010	2009
Capacity Factors:
Nuclear	72%	67%		82%	77%
Fossil - Baseload	75%	71%		66%	75%
Fossil - Load Following	57%	25%		58%	35%
Generation Output:
Nuclear	36%	40%		41%	41%
Fossil - Baseload	41%	47%		36%	44%
Fossil - Load Following	22%	11%		22%	14%
Peaking	1%	2%		1%	1%

	Three Months Ended June 30			Six Months Ended June 30
	2010	2009	Normal	2010	2009	Normal
Composite Heating-Degree-Days	420	600	659	3,189	3,560	3,524
Composite Cooling-Degree-Days	380	196	235	380	196	236

Consolidated Report to the Financial Community - 2nd Quarter 2010	15

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended June 30			Six Months Ended June 30
	2010		2009	2010	2009
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$-		$-	$(40)	$(261)
Trust securities impairment (b)	(9)		(3)	(19)	(39)
Organizational restructuring costs (c)	-		(7)	-	(28)
Non-core asset sales/impairments (d)	-		254	(9)	254
Merger transaction costs (c)	(7)		-	(21)	-
Litigation settlement (c)	7		-	7	-
Derivative mark-to-market adjustment (e)	35		-	(17)	-
Debt redemption premium/hedge write-off (f)	-		(3)	-	(3)
Penelec incremental strike costs (c)	-		(2)	-	(2)
Total-Pretax Items	$26		$239	$(99)	$(79)
Income tax charge/Income tax resolution	$-		$-	$(13)	$13
EPS Effect	$0.05		$0.49	$(0.25)	$(0.14)
(a)
For YTD 2010, $35 million included in "Amortization of regulatory assets"; $5 million included in "Other operating expenses". For YTD
2009, $216 million included in "Amortization of regulatory assets"; $35 million included in "Other operating expenses"; $10 million included in
"Purchased Power"
		(c) (d)
  Included in "Other operating expenses"

  For YTD 2010, $7 million included in "Depreciation"; $2M
  included in "Revenues - Unregulated businesses". For YTD
  2009, included in "Revenues - Unregulated businesses"

		(e)	Included in "Purchased power"

(b)	Included in "Investment income"	(f)	Included in "Interest expense"

2010 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended June 30		Six Months Ended June 30		Revised
	2010	2009	2010	2009	2010 Guidance

Basic EPS (GAAP basis)	$0.87	$1.36	$1.38	$1.75	$3.29 - $3.39
Excluding Special Items:
Regulatory charges	-	-	0.08	0.55	0.11
Trust securities impairment	0.02	0.01	0.04	0.08	0.04
Organizational restructuring costs	-	0.01	-	0.06	-
Debt redemption premiums/strike costs	-	0.01	-	0.01	-
Income tax resolution	-	-	-	(0.04)	-
Income tax charge - retiree drug change	-	-	0.04	-	0.04
Merger transaction costs	0.01	-	0.05	-	0.08
Litigation settlement	(0.01)	-	(0.01)	-	(0.01)
Non-core asset sales/impairments	-	(0.52)	0.02	(0.52)	0.02
Derivative mark-to-market adjustment	(0.07)	-	0.03	-	0.03
Basic EPS (Non-GAAP basis)	$0.82	$0.87	$1.63	$1.89	$3.60 - $3.70

Liquidity position as of July 31, 2010

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$1,407
FirstEnergy Solutions	Bank Line	Mar. 2011	100	-
OH & PA Utilities	Receivables Financing	Various(2)	395	267
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$3,245	$1,674
(2) OH - $250M matures March 30, 2011; PA $145M matures December 17, 2010		Cash:	-	127
		Total:	$3,245	$1,801

Consolidated Report to the Financial Community - 2nd Quarter 2010	16

Recent Developments

Merger Matters

FERC
On May 11, 2010, FirstEnergy (FE) and Allegheny Energy (AYE) filed an application with the Federal Energy Regulatory Commission (FERC) for approval of their proposed merger. Under the Federal Power Act, FERC has 180 days to rule on the merger application. FE and AYE subsequently submitted additional information regarding the merger application which was requested by FERC. Interventions and protests were filed with the FERC on July 12, 2010.

State Regulatory Filings
On May 14 and May 18, 2010, FE and AYE filed applications with the Pennsylvania Public Utility Commission (PAPUC) and the Public Service Commission of West Virginia, respectively, for approval of their proposed merger. On May 27, 2010, FE and AYE filed an application for approval of the proposed merger with the Maryland Public Service Commission (MDPSC). The MDPSC is required to issue an order no later than 180 days after an application is filed, but for good cause MDPSC may give itself a 45-day extension which it did when it issued its initial order on June 24, 2010.  On June 14, 2010, FE and AYE completed their application with the Virginia State Corporation Commission (VSCC) for approval of their proposed merger. VSCC is required to rule on the merger application in 60 days, subject to up to a 120-day extension.  In its order issued on June 25, 2010, the VSCC extended the period for its review by 30 days; therefore, the companies expect a decision by September 13, 2010.  Pennsylvania and West Virginia laws impose no statutory timeframe for their commissions’ consideration of a merger application, but procedural schedules have been established; and final decisions are anticipated in January and February, respectively.

Hart-Scott-Rodino (HSR) Act Filings
On May 25, 2010, FE and AYE made HSR filings with the Department of Justice (DOJ) and Federal Trade Commission. On June 24, 2010, FE and AYE each received a request for additional information from the DOJ, which extends the HSR Act waiting period for an additional 30 days from the date that the requested information is supplied to the DOJ.

S-4 Registration Statement
In June and July 2010, FE and AYE filed amended Form S-4 registration statements with the United States Securities and Exchange Commission (SEC). The Form S-4 registration statement, as amended, was declared effective by the SEC on July 16, 2010. The official record date for shareholders permitted to vote at the special shareholder meeting is July 16, 2010, and the FE and AYE special shareholder meetings are both scheduled for September 14, 2010.

Financial Matters

Financing Activities
On June 1, 2010, FirstEnergy Generation Corp. (FGCO) purchased $15 million of fixed rate Pollution Control Revenue Bonds (PCRBs) originally issued on its behalf.   Subject to market conditions, FGCO plans to remarket the $15 million of PCRBs, as well as an additional $235 million PCRBs purchased in April, in the near future.

On June 1, 2010, Penn Power redeemed $1 million of 5.40% Environmental Improvement Revenue Bonds, 1993 Series A, due October 1, 2013, and on July 30, 2010, redeemed $6.5 million of 7.65% First Mortgage Bonds Series of 1993 due in 2023.

In May of 2010, FE terminated fixed-for-floating interest rate swap agreements with a notional value of $3.15 billion, which resulted in cash proceeds of $43.1 million. These proceeds will generally be amortized to earnings over the life of the underlying debt.

Consolidated Report to the Financial Community - 2nd Quarter 2010	17

Effective June 1, 2010, FE executed multiple fixed-for-floating interest rate swap agreements with a combined notional value of $3.2 billion, which essentially replaced the swap agreements terminated in May of 2010. As of June 30, 2010, the debt underlying the $3.2 billion outstanding notional amount of interest rate swaps had a weighted average fixed interest rate of 6%, which the swaps have converted to a current weighted average variable rate of 4%.

On July 16, 2010, FE terminated these fixed-for-floating interest rate swap agreements with a notional value of $3.2 billion, which resulted in cash proceeds of $83.6 million. These proceeds will generally be amortized to earnings over the life of the underlying debt.

Regulatory Matters

Ohio Electric Security Plan (ESP)
OE, CEI and TE (collectively the Ohio Companies) filed a second Supplemental Stipulation with the PUCO on July 22, 2010, to supplement the ESP Stipulation filed on March 23, 2010, and the Supplemental Stipulation filed on May 13, 2010.  An additional four signatories were included in the Supplemental Stipulations, joining the Ohio Companies and 17 original signatory parties that support the ESP.  A final PUCO order is pending.

Significantly Excessive Earnings Test (SEET)
On June 30, 2010, the PUCO issued an order that requires each electric utility in Ohio to file a SEET application by July 15, 2010.   Subsequent to that order, the PUCO extended the filing date to September 1, 2010.

Met-Ed and Penelec Transmission Service Charges (TSC)
On May 20, 2010, the PAPUC approved the revised TSC for Metropolitan Edison (Met-Ed) and Pennsylvania Electric (Penelec). The revised TSC rates were slightly increased for Met-Ed and slightly decreased for Penelec, and are effective for the period of June 1, 2010 to December 31, 2010.  The PAPUC’s Order of March 3, 2010, which denies the recovery of marginal transmission losses through the TSC for the period of June 1, 2007 through March 31, 2008, remains subject to an appeal that is currently pending in the Commonwealth Court of Pennsylvania.

Met-Ed and Penelec Default Service Plan
On May 27, 2010, the PAPUC approved the results of the third of four auctions held to procure the default service requirements for Met-Ed and Penelec customers who choose not to shop with an alternative supplier.  For the five-month period of January 1, 2011 to May 31, 2011, the tranche-weighted average prices ($/MWh) for Met-Ed’s residential and commercial classes were $72.81 and $72.29, respectively; Penelec’s tranche-weighted average prices were $62.04 and $63.35 for its residential and commercial classes, respectively.  There will be another auction in October 2010 to procure the remaining supply for this period.  The May 2010 auction was also the first of four auctions to procure commercial default service requirements for the 12-month period of June 1, 2011 to May 31, 2012 and residential requirements for the 24-month period of June 1, 2011 to May 31, 2013.   For Met-Ed and Penelec commercial customers the tranche-weighted average price ($/MWh) was $66.32 and $57.60, respectively, and for residential customers the tranche-weighted average price was $68.55 and $58.43, respectively.  The remaining three auctions for these products will be conducted in October 2010, January 2011, and March 2011.

Department of Energy (DOE) Smart Grid Grants
On June 3, 2010, FE and the DOE signed grants totaling $57.4 million that were awarded as part of the American Recovery and Reinvestment Act to introduce smart grid technologies in targeted areas in Pennsylvania, Ohio, and New Jersey.  The DOE grants represent 50% of the funding for the $114.9 million FE investment in smart grid technologies; the PAPUC and the State of New Jersey Board of Public Utilities have already approved recovery for the remaining portion of smart grid costs.  The PUCO issued an order on June 30, 2010, approving FE’s smart grid program, but FE has delayed implementation of the Ohio portion of the program until there is more certainty regarding cost recovery for the portion of the costs not covered by the grant.

Consolidated Report to the Financial Community - 2nd Quarter 2010	18

Reliability Pricing Model (RPM) Base Residual Auction
On May 14, 2010, PJM released the results of the 2013/2014 RPM Base Residual Auction.  The auction cleared 152,743 MW of unforced capacity in the RTO Zone, which includes the ATSI zone, at the Resource Clearing Price of $27.73/MW-day.  The Clearing Price in MAAC, which includes Met-Ed and Penelec zones, and EMAAC which includes the Jersey Central zone, were $226.15/MW-day and $245.00/MW-day, respectively.

Jersey Central Power & Light (JCP&L) Rate Filing
On July 26, 2010, JCP&L filed a request with the New Jersey Board of Public Utilities (BPU) for a rate decrease of $180 million in its Non-utility Generation Clause (NGC). The NGC reflects costs associated with contracts previously approved by the BPU for approximately 900 megawatts of non-utility generation capacity that JCP&L was required to enter into under the Public Utility Regulatory Policies Act (PURPA). The decrease is related to changes in JCP&L’s long-term contracts with non-utility generators and would become effective January 1, 2011, pending approval by the BPU.

Operational Matters

Davis-Besse Refueling Outage
On June 3, 2010, modifications of 24 of the 69 nozzles on the reactor head were completed at Davis-Besse Nuclear Power Station (Davis-Besse) and Davis-Besse returned to service on June 29, 2010.  These nozzles were identified during Davis-Besse’s 16th refueling outage and reactor head inspection which began February 28, 2010.  The plant was originally scheduled to have a new reactor head installed in 2014.  This timeline was voluntarily accelerated, and FE announced that a new reactor head will be installed in the fall of 2011.  The new head was manufactured in France and will arrive at the plant in the fall of 2010 to undergo a series of pre-service inspections.

Legacy Power Contracts
In July 2010, FES entered into financial transactions that offset the mark-to-market impact of legacy purchased power contracts totaling 500 MW entered into in 2008 for delivery in 2010 and 2011 and which were marked-to-market beginning in December 2009.  These financial transactions eliminate the volatility in GAAP earnings associated with marking these contracts to market through the end of 2011.

Consolidated Report to the Financial Community - 2nd Quarter 2010	19

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, the expected timing and likelihood of completion of the proposed merger with Allegheny Energy, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management's time and attention from our ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 2nd Quarter 2010	20